Exhibit 10.1

NOTE CONVERSION AGREEMENT

THIS NOTE CONVERSION AGREEMENT (this “Agreement”) is made and entered into effective as of January 3, 2006, by and between Diversified Apparel Resources, LLC (f/k/a Commerce Clothing Company, LLC), a California limited liability company (the “Holder”), and Cygne Designs, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Holder is the holder of a Promissory Note dated July 31, 2005 issued by the Company in the principal amount of $47,500,000 (the “Note”) in connection with a certain Asset Purchase Agreement dated as of the same date by and among the Company, the Holder and the members of the Holder.

B. The Holder and the Company desire to convert $7,500,000 of the principal balance due under the Note (the “Conversion Amount”) into 1,428,571 shares of the Company’s common stock, at the rate of $5.25 per share (the “Conversion Shares”), on the terms and conditions set forth herein (the “Note Conversion”).

C. In connection with the Note Conversion, the Holder desires to be granted registration rights with respect to the Conversion Shares, all as set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the Company and the Holder hereby agree as follows:

1. Conversion; Deliveries and Covenants.

(a) Conversion; Amendment of Note. The parties agree that effective upon the parties’ execution and delivery of this Agreement and the documents set forth in Sections 1(b) and 1(c) hereto, the obligations of the Company for the Conversion Amount shall be converted automatically into, and shall thereafter only represent the right of the Holder to receive, and shall be exchangeable for, the Conversion Shares; provided that, the failure by either party to execute and deliver the documents set forth in Sections 1(b) and/or 1(c) hereto shall render this Agreement null and void. The parties agree that pursuant to Section 2.3 of the Note, (i) the entire amount of the conversion shall be applied to principal of the note, and not to accrued but unpaid interest and (ii) the conversion contemplated hereby shall not constitute a prepayment for purposes of clause (e).

(b) The parties agree that simultaneously herewith, the parties shall execute and deliver a Registration Rights Agreement (the “Registration Agreement”) in the form attached hereto as Exhibit A.

(c) The parties agree that simultaneously herewith the parties shall deliver written evidence of the following:

(i) The Company shall deliver all necessary approvals and consents from Milberg Factors, Inc. (“Milberg”) for the Company to consummate the Note Conversion and the transactions contemplated by this Agreement under that certain factoring agreement and related agreements between the Company and Milberg dated July 31, 2005, including, but not limited to, any and all certifications and written consents and approvals required thereby; and

(ii) The Holder shall deliver all necessary approvals and consents from Milberg for the Holder to consummate the Note Conversion and the transactions contemplated by this Agreement under that certain Client Subordination Agreement dated July 31, 2005 between the Holder and Milberg, including, but not limited to, any and all certifications and written consents and approvals required thereby.

(d) Additional Agreements. As soon as practicable after the date hereof, the Company shall issue instructions to its transfer agent to issue and deliver the certificates representing the Conversion Shares to the Holder.

(e) Effect of Conversion. Upon conversion of the Conversion Amount of the Note as provided herein, the Company shall be released from any and all obligations under the Note with respect to the Conversion Amount; provided, however, that this Agreement is not intended and shall not be deemed as a release of any obligations of the Company with respect to the remaining $40 million owed under the Note.

2. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that the statements contained in the following paragraphs of this Section 2(a) are all true and correct as of the date hereof:

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company has all requisite power to enter into, execute and deliver this Agreement and the Registration Agreement. This Agreement, and upon execution and delivery by each of the parties thereto, the Registration Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors’ rights and general principles of equity.

(ii) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of this Agreement and the Registration Agreement, the issuance of the Conversion Shares and the performance of the Company’s obligations hereunder and under the Registration Agreement have been taken. Upon issuance of the Conversion Shares and receipt by the Holder of the stock certificates representing the Conversion Shares properly endorsed and accompanied by all instruments necessary to effect the transfer of such Conversion Shares to the Holder, the Conversion Shares shall be validly issued and outstanding, fully paid, nonassessable and free and clear of all liens and encumbrances arising through the actions of the Company or its directors, officers, employees or agents; provided, however, that the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws.

(iii) No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the Registration Agreement or the issuance of the Conversion Shares, other than, if required, filings or qualifications under federal and/or state securities laws, which filings or qualifications, if required, will be timely filed or obtained by the Company.

(b) Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company that the statements contained in the following paragraphs of this Section 2(b) are all true and correct as of the date hereof:

(i) The Holder is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has all requisite limited liability company power and authority to carry on its business as now conducted. The Holder has all requisite power to enter into, execute and deliver this Agreement and the Registration Agreement. This Agreement, and upon execution and delivery by the parties thereto, the Registration Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors’ rights and general principles of equity.

(ii) The Holder understands that (A) the Conversion Shares have not been registered, and as of the date hereof will not be registered, under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, (B) the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration, and (C) Rule 144 promulgated under the Securities Act, which permits limited resales of restricted securities, is not currently available with respect to resales of the Conversion Shares and may not become available.

(iii) The Holder is acquiring the Conversion Shares for its own account and not with a view to, or for sale in connection with, directly or indirectly, any distribution thereof that would require registration under the Securities Act or applicable state securities laws or would otherwise violate the Securities Act or such state securities laws.

(iv) The Holder has relied upon independent investigations made by it or its representatives and is fully familiar with the business, results of operations, financial condition, prospects and other affairs of the Company, has been given the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management, and has had the opportunity to examine all relevant documents and to ask questions of, and to receive answers from the Company and its management.

(v) The Holder realizes that the Conversion Shares are speculative investments involving a high degree of risk for which there is no assurance of any return.

(vi) The Holder has such knowledge and experience in financial and business affairs, including investing in companies similar to the Company, and is capable of determining the information necessary to make an informed investment decision, of requesting such information from the Company, and of utilizing the information that it has received from the Company to evaluate the merits and risks of its investment in the Conversion Shares.

(vii) The Holder is able to bear the economic risk of its investment in the Conversion Shares and understands that it must do so for an indefinite period of time.

(viii) The Holder is aware that no national, state, municipal, or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement, and that it must forego the security, if any, that such a review would provide.

(ix) The Holder understands and acknowledges that neither the IRS nor any other governmental entity has been asked to rule on the Tax consequences of the transactions contemplated by this Agreement and, accordingly, in making its decision to approve the transactions contemplated by this Agreement, it has relied upon the investigations of its own Tax and business advisors in addition to his own independent investigations as to, and that it and its advisors have fully considered all of the Tax consequences of the transactions contemplated by this Agreement. For purposes hereof, “Tax” and “Taxes” includes (A) any federal, state, local or foreign income, gross receipts, capital, franchise, import, goods and services, value added, sales and use, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee withholding, unclaimed property, escheat or other tax of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, (B) any liability for the payment of any amounts of the type described in (A) as a result of being a member of a consolidated, combined, unitary or aggregate group for any Taxable period, and (C) any liability for the payment of any amounts of the type described in (A) or (B) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other Person

(x) The Holder understands that the Conversion Shares will bear the following legend (or a substantially similar legend):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

3. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or three (3) business days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or one (1) business day after it is sent by commercial overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to the Company:	Cygne Designs, Inc.
11 West 42nd Street
New York, NY 10036
Attention: Bernard Manuel
Fax: (212) 997-7758

With a copy to (which shall
not constitute notice):	Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, New York 10103
Attention: Paul Jacobs, Esq.
Fax: (212) 318-3400

If to Holder:	Diversified Apparel Resources, LLC
121 S. Beverly Drive
Commerce, California 90040
Attention: Hubert Guez
Fax: (310) 861-8888

(b) Assignment. This Agreement may not be assigned by either party to any other person, firm, or entity without the express written approval of the other party hereto and any attempt at assignment in violation of this Section will be null and void; provided that, notwithstanding the foregoing, the Holder shall have the right to assign this Agreement to an affiliate of the Holder upon written notice to the Company, without being required to obtain the consent or approval of the Company.

(c) Termination. This Agreement may be immediately terminated by either party upon (i) failure of the other party to comply with laws and regulations which materially affect such party’s contracting rights or reputation and where such failure is not cured within thirty (30) days of receipt of written notice thereof; (ii) any material breach of this Agreement by the other party which is not cured within thirty (30) days of receipt of written notice thereof, or (iii) the mutual agreement of the parties.

(d) Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of California, without regard to the conflicts of laws principles thereof. The parties agree that jurisdiction over and venue in any legal proceeding arising out of or relating to this Agreement will exclusively be in the state or federal courts located in Los Angeles County, California.

(e) Submission to Jurisdiction; Service of Process. The parties hereby irrevocably agree that any lawsuit commenced by the other party against it or any of its affiliates in connection with any dispute arising out of or relating to this Agreement (each, a “Lawsuit”) shall be brought by the charging party solely in a federal or state court located within the County of Los Angeles, State of California, and, in connection with each Lawsuit, each of the parties hereto irrevocably agrees to submit to the exclusive jurisdiction of any federal or state court located within the County of Los Angeles, State of California and irrevocably agrees to waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any Commerce Lawsuit brought in such court or any defense of inconvenient forum for the maintenance of such Commerce Lawsuit in such court. Each of the parties hereto agrees that a judgment in any Lawsuit may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby consents to process being served by either party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with Section 3(a) above. All expenses (including, without limitation, legal fees and expenses) incurred by the prevailing party in any Lawsuit in connection with, or in prosecuting or defending, any such claim or controversy shall be paid by the other party.

(f) Force Majeure. Whenever a period of time is provided for in this Agreement for any of the parties to do or perform any act or obligation, none of the parties shall be liable for any delays or inability to perform due to causes beyond the reasonable control of said party, such as war, riot, insurrection, rebellion, strike, lockout, unavoidable casualty, or damage to personnel, material or equipment, fire, flood, storm, earthquake, tornado, act of terror or any act of God; provided, that such time period shall be extended for only the actual amount of time said party is so delayed; and provided further, that any payment obligation under this Agreement shall not be extended.

(g) Amendments. This Agreement may only be amended, modified, supplemented or waived by an instrument in writing executed by the parties hereto.

(h) Binding Effect. This Agreement and all the terms and provisions hereof shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted successors and assigns.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

(j) Entire Agreement. This Agreement contains the entire understanding and Agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, between the parties.

(k) Severability. In the event that in any legal proceedings before a competent tribunal it is determined that any of the sections of this Agreement or any subsection, provision or, part thereof is invalid, such section, subsection, provision or part thereof shall be deemed to be severed from this Agreement for the purposes only of particular legal proceedings in question, and this Agreement, and the said section, subsection, provision or part thereof, shall in every other respect continue in full force and effect.

(l) Headings. The headings used herein are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

DIVERSIFIED APPAREL RESOURCES, LLC

By:	/s/ Hubert Guez
Name:	Hubert Guez
Title:	President

CYGNE DESIGNS, INC.

By:	/s/ Bernard Manuel
Name:	Bernard Manuel
Title:	President